EXHIBIT 21
Subsidiaries

	Entity Name	Jurisdiction
1.	NHI/REIT, Inc.	MD
2.	Florida Holdings IV, LLC	DE
3.	Orangeburg Nursing Home, Inc.	GA
4.	NHI/Anderson, LLC	DE
5.	NHI/Laurens, LLC	DE
6.	Texas NHI Investors, LLC	TX
7.	NHI of Paris, LLC	DE
8.	NHI of San Antonio, LLC	DE
9.	NHI of East Houston, LLC	DE
10.	NHI of Northwest Houston, LLC	DE
11.	NHI REIT of Alabama, L.P.	AL
12.	NHI-REIT of Arizona, Limited Partnership	AZ
13.	NHI-REIT of California, LP	CA
14.	NHI/REIT of Florida, L.P.	FL
15.	NHI-REIT of Florida, LLC	DE
16.	NHI-REIT of Georgia, L.P.	GA
17.	NHI-REIT of Idaho, L.P.	ID
18.	NHI of Kansas, L.P.	KS
19.	NHI-REIT of Minnesota, LLC	DE
20.	NHI-REIT of Missouri, LP	MO
21.	NHI-REIT of Northeast, LLC	DE
22.	NHI-REIT of New Jersey, L.P.	NJ
23.	NHI-REIT of Pennsylvania, L.P.	PA
24.	NHI-REIT of South Carolina, L.P.	SC
25.	NHI-REIT of Tennessee, LLC	TN
26.	NHI-REIT of Texas, L.P.	TX
27.	NHI-REIT of Virginia, L.P.	VA
28.	NHI Selah Properties, LLC	DE
29.	NHI of Ennis, LLC	DE
30.	NHI of Greenville, LLC	DE
31.	NHI of North Houston, LLC	DE
32.	NHI of West Houston, LLC	DE
33.	NHI-REIT of Washington, LLC	DE
34.	International Health Investors, Inc.	MD
35.	NHI of Kyle, LLC	DE
36.	NHI-SS TRS, LLC	DE
37.	NHI PropCo, LLC	DE
38.	NHI-REIT of Oregon, LLC	DE
39.	NHI-REIT of Wisconsin, LLC	DE
40.	NHI-REIT of Ohio, LLC	DE

	Entity Name	Jurisdiction
41.	NHI-REIT of Maryland, LLC	DE
42.	NHI-REIT of Next House, LLC	DE
43.	NHI-Bickford RE, LLC	DE
44.	Myrtle Beach Retirement Residence LLC	OR
45.	Voorhees Retirement Residence LLC	OR
46.	Cedar Falls Bickford Cottage, L.L.C.	KS
47.	Grand Island Bickford Cottage, L.L.C.	KS
48.	Wabash Bickford Cottage, L.L.C.	KS
49.	Bickford Master II, L.L.C.	KS
50.	Battle Creek Bickford Cottage, L.L.C.	KS
51.	Bickford of Carmel, LLC	KS
52.	Cedar Falls Bickford Cottage Opco, LLC	KS
53.	Grand Island Bickford Cottage Opco, LLC	KS
54.	Wabash Bickford Cottage Opco, LLC	KS
55.	Bickford of Crown Point, LLC	KS
56.	Bickford of Greenwood, LLC	KS
57.	Midland Bickford Cottage, L.L.C.	KS
58.	Saginaw Bickford Cottage, L.L.C.	KS
59.	Care YBE Subsidiary LLC	DE
60.	Bickford Master I, L.L.C.	KS
61.	Crawfordsville Bickford Cottage, L.L.C.	KS
62.	Moline Bickford Cottage, L.L.C.	KS
63.	Bickford at Mission Springs I, L.L.C.	KS
64.	Bickford at Mission Springs II, L.L.C.	KS
65.	Bickford of Overland Park, L.L.C.	KS
66.	Bickford at Mission Springs Opco I, LLC	KS
67.	Bickford at Mission Springs Opco II, LLC	KS
68.	Bickford of Overland Park Opco, LLC	KS
69.	Clinton Bickford Cottage, L.L.C.	KS
70.	Iowa City Bickford Cottage, L.L.C.	KS
71.	Lafayette Bickford Cottage, L.L.C.	KS
72.	Lansing Bickford Cottage, L.L.C.	KS
73.	Peoria Bickford Cottage, L.L.C.	KS
74.	Ames Bickford Cottage, L.L.C.	KS
75.	Bourbonnais Bickford House, L.L.C.	KS
76.	Burlington Bickford Cottage, L.L.C.	KS
77.	Fort Dodge Bickford Cottage, L.L.C.	KS
78.	Lincoln Bickford Cottage, L.L.C.	KS
79.	Marshalltown Bickford Cottage, L.L.C.	KS
80.	Muscatine Bickford Cottage, L.L.C.	KS
81.	Omaha II Bickford Cottage, L.L.C.	KS
82.	Quincy Bickford Cottage, L.L.C.	KS
83.	Rockford Bickford House, L.L.C.	KS
84.	Springfield Bickford House, L.L.C.	KS

	Entity Name	Jurisdiction
85.	Urbandale Bickford Cottage, L.L.C.	KS
86.	JV Landlord-Battle Creek, LLC	DE
87.	JV Landlord-Clinton, LLC	DE
88.	JV Landlord-Iowa City, LLC	DE
89.	JV Landlord-Lansing, LLC	DE
90.	JV Landlord-Midland, LLC	DE
91.	JV Landlord-Peoria II, LLC	DE
92.	JV Landlord-Saginaw, LLC	DE
93.	JV Bickford Master Tenant, LLC	KS